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                                                                     EXHIBIT 8.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  May 26, 2005

AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096

Dear Sir or Madam:

      We have acted as counsel to AGCO Corporation, a Delaware corporation (the "Company") in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement describes the Company's offer to exchange (the "Exchange Offer") the Company's 1 3/4% Convertible Senior Subordinated Notes, Series B, due 2033 (the "New Securities") for any and all outstanding 1 3/4% Convertible Senior Subordinated Notes due 2003 (the "Old Notes'). This opinion relates to the accuracy of information set forth under the caption "UNITED STATES FEDERAL TAX CONSIDERATIONS" of the Prospectus. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Registration Statement.

      In connection with the preparation of our opinion, we have examined such documents and other materials as we have deemed appropriate, including, but not limited to, the amended prospectus dated June 4, 2004, in respect of the Old Notes, and the Registration Statement, initially filed by the Company with the Commission on May 26, 2005, in respect of the New Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion expressed below. Our opinion assumes (i) the accuracy of the statements, facts and information contained in the Registration Statement and other materials examined by us and (ii) the consummation of the Exchange Offer in the manner contemplated by, and in accordance with the terms set forth in, the Registration Statement.

      Based upon our examination of the foregoing items, and subject to the assumptions, exceptions, limitations and qualifications set forth therein, we are of the opinion that under current United States federal income tax law, although such discussion does not purport to

          ATLANTA - HONG KONG - LONDON - NEW YORK - NORFOLK - RALEIGH RICHMOND - TYSONS CORNER - VIRGINIA BEACH - WASHINGTON, D.C.
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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

May 26, 2005
Page 2

discuss all possible United States federal income tax consequences of the exchange by holders of their Old Notes for New Securities as described in the Prospectus, the discussion set forth in the Prospectus under the caption " UNITED STATES FEDERAL TAX CONSIDERATIONS" is accurate in all material respects.

      Our opinion expresses our view only as to United States federal income tax laws in effect as of the date hereof. The authorities upon which our opinion relies are subject to change with potential retroactive effect. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any change in United States federal income tax laws or the application or interpretation thereof that could affect our opinion.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

      This letter is furnished to the Company and is solely for its benefit. This letter may not be relied upon by any other person or for any other purpose and may not be referred to or quoted from without our prior written consent.

                                             Very truly yours,

                                             /s/ Troutman Sanders LLP

                                             Troutman Sanders LLP